Exhibit 99.1




                                                     For additional information,
                                         contact James J. Byrnes, Chairman & CEO
                                                                  (607) 273-3210



FOR IMMEDIATE RELEASE

December 23, 1999



             TOMPKINS TRUSTCO, LETCHWORTH BANCSHARES FINALIZE MERGER

         ITHACA, NY and CASTILE, NY - Tompkins Trustco, Inc. and Letchworth Independent Bancshares Corporation announced today the merger of Letchworth Independent Bancshares Corporation into Tompkins Trustco, Inc., effective December 31, 1999. The merger had been approved by shareholders of both companies, as reported on December 20, 1999. Shares of Letchworth Independent Bancshares Corporation will cease trading on NASDAQ at the close of the market on December 31, 1999. Outstanding shares of Letchworth will be converted into
0.685 shares of Tompkins Trustco, Inc. after December 31, 1999.